UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       February 21, 2008
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (763) 514-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 9.01. Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On February 21, 2008, the Board of Directors of Medtronic, Inc. (the “Company”) elected Victor Dzau, M.D., a director of the Company. Dr. Dzau will stand for election by shareholders at the Company’s 2008 Annual Meeting of Shareholders. Dr. Dzau was appointed to the Corporate Governance Committee, the Compensation Committee and the Technology and Quality Committee of the Board of Directors. A press release announcing his appointment was issued on February 22, 2008 and is attached hereto as Exhibit 99.1.
In connection with his election to the Board, Dr. Dzau received a one-time initial stock option grant for 3,269 shares of our common stock at an exercise price of $48.95 per share, which is equal to the closing price of the Company’s common stock on February 21, 2008, the date of grant. These options expire at the earlier of the tenth anniversary of the grant date or five years after Dr. Dzau ceases to be a director, as applicable.
In addition, Dr. Dzau will also receive the Company’s standard non-employee director compensation (which shall be provided on a prorated basis for the period beginning with his election and ending with the 2007-2008 plan year (September 1, 2007 to April 25, 2008)), including:
•	an annual retainer in the amount of $80,000 (subject to a 25% reduction if a director does not attend at least 75% of the total meetings of the Board and Committees on which such director served during the relevant plan year);

•	on the first day of each plan year (or upon initial election to the board), an annual stock option grant for a number of shares of the Company’s common stock equal to the amount of the annual retainer divided by the closing price of a share of our common stock on the date of grant (which price will also be the exercise price of the option); and

•	on the last day of each plan year, annual deferred stock units (each representing the right to receive one share of the Company’s common stock) equal to the amount of the annual retainer earned divided by the average closing price of a share of our common stock for the last 20 trading days during the plan year;
The Board of Directors has approved a change to its director compensation program so the plan period will correspond to the Company’s fiscal year along with an increase in retainers and stipends as described in an exhibit to the Company’s Annual Report on Form 10-K relating to fiscal year 2007. The new plan year will be effective April 26, 2008 (the first day of fiscal year 2009) and will be accomplished by creating a shortened plan year for the period from September 1, 2007 to April 25, 2008.
Since the beginning of Medtronic’s last fiscal year, neither Dr. Dzau nor any of his immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Exhibits.
           (d) Exhibit 99.1       Press release of Medtronic, Inc. dated February 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Terrance Carlson
Date: February 22, 2008	Terrance Carlson Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX
Medtronic, Inc.
Form 8-K Current Report

Exhibit Number	Description

99.1	Press release dated February 22, 2008